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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

First Busey Corporation
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-15950 (Commission File Number)	37-1078406 (I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois 61820
(Address of principal executive offices) (Zip code)

(217) 365-4544
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

        On August 21, 2018, First Busey Corporation, a Nevada corporation ("First Busey"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Banc Ed Corp., a Delaware corporation ("Banc Ed"), pursuant to which Banc Ed will merge into First Busey, with First Busey as the surviving corporation (the "Merger"). A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

        Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, Banc Ed stockholders will have the right to receive 8.2067 shares of common stock of First Busey and $111.53 in cash for each share of common stock of Banc Ed, with total consideration to consist of 70% stock and 30% cash. Based upon First Busey's closing share price of $31.89 on August 21, 2018, the implied per share purchase price is $373.24 with an aggregate transaction value of approximately $304.9 million.

        It is anticipated that TheBANK of Edwardsville, Banc Ed's wholly-owned bank subsidiary ("Edwardsville"), will be merged with and into First Busey's bank subsidiary, Busey Bank, at a date following the completion of the holding company merger. At the time of the bank merger, Edwardsville's banking offices will become branches of Busey Bank. As of June 30, 2018, Banc Ed had total consolidated assets of $1.9 billion, total loans of $887.7 million and total deposits of $1.6 billion.

        The Merger Agreement contains customary representations and warranties of both parties and customary conditions to the parties' obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of Banc Ed and Edwardsville which are outside the ordinary and usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending the completion of the Merger.

        The Merger is anticipated to be completed in the fourth quarter of 2018 or early in the first quarter of 2019, and is subject to the satisfaction of customary closing conditions in the Merger Agreement and the approval of the appropriate regulatory authorities and of the stockholders of Banc Ed. Certain of the directors and officers of Banc Ed have executed voting agreements in which they have agreed to vote their shares of Banc Ed common stock in favor of approval of the Merger Agreement.

        The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive the consummation of the Merger, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding First Busey or Banc Ed, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding First Busey, Banc Ed, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Banc Ed and a prospectus of First Busey, as well as in the Forms 10-K, Forms 10-Q and other documents that First Busey files with or furnishes to the Securities and Exchange Commission ("SEC").

Item 7.01    Regulation FD Disclosure.

        In connection with the execution of the Merger Agreement discussed in Item 1.01 above, First Busey and Banc Ed issued a joint press release. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

        From time to time on and after August 22, 2018, First Busey and Banc Ed intend to provide supplemental information regarding the proposed transaction to analysts and investors in connection with certain presentations. A copy of the supplementary information is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

        The information furnished pursuant to this Item and the related exhibits shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Special Note Concerning Forward-Looking Statements

        This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and Banc Ed. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey's and Banc Ed's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor Banc Ed undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and Banc Ed to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between First Busey and Banc Ed will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Banc Ed with those of First Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required stockholder approval; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, state, national and international economy (including the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ix) changes in state and federal laws, regulations and governmental policies concerning First Busey's and Banc Ed's general business; (x) changes in interest rates and prepayment rates of First Busey's and Banc Ed's assets; (xi) increased competition in the financial services sector and the inability to attract new customers; (xii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xiii) the loss of key executives or employees; (xiv) changes in consumer spending; (xv) unexpected results of acquisitions, including the acquisition of Banc Ed; (xvi) unexpected outcomes of existing or new litigation involving First Busey or Banc Ed; (xvii) the economic impact of any future terrorist threats or attacks; (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xix) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Additional information concerning First Busey and its business, including additional factors that could materially affect First Busey's financial results, are included in First Busey's filings with the SEC.

Additional Information

        First Busey will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Banc Ed that also constitutes a prospectus of First Busey, which will be sent to the stockholders of Banc Ed. Banc Ed's stockholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about First Busey, Banc Ed and the proposed transaction. When filed, this document and other documents relating to the merger filed by First Busey and Banc Ed can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey's website at www.busey.com under the tab "Investors Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4556, or from Banc Ed, upon written request to The Banc Ed Corp., Attn: R.L. Plummer, Chairman of The BANK, or by calling (618) 781-1922.

Participants in this Transaction

        First Busey, Banc Ed and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about First Busey's participants may be found in the definitive proxy statement of First Busey relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 12, 2018. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.

2.1	Agreement and Plan of Merger by and between First Busey Corporation and The Banc Ed Corp., dated August 21, 2018*
99.1	Press Release, dated August 22, 2018
99.2	Investor Presentation, dated August 22, 2018

*
First Busey has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. First Busey will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2018	FIRST BUSEY CORPORATION
	By:	/s/ ROBIN N. ELLIOTT
		Name:	Robin N. Elliott
		Title:	Chief Operating Officer and Chief Financial Officer

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 7.01 Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
Signatures